Exhibit (d)(1)(ff)

Schedule A to the Investment Advisory Agreement between Pacific Funds Series Trust and Pacific Life Fund Advisors LLC

SCHEDULE A

(to the Investment Advisory Agreement between Pacific Funds Series Trust and Pacific Life Fund Advisors LLC)

Fund	Annual Investment Advisory Fee
(as a percentage of average daily net assets)
Pacific FundsSM Portfolio Optimization Conservative	0.20%
Pacific FundsSMPortfolio Optimization Moderate-Conservative	0.20%
Pacific FundsSMPortfolio Optimization Moderate	0.20%
Pacific FundsSMPortfolio Optimization Growth (formerly named PL Portfolio Optimization Moderate-Aggressive Fund)	0.20%
Pacific FundsSMPortfolio Optimization Aggressive-Growth (formerly named PL Portfolio Optimization Aggressive Fund)	0.20%
Pacific FundsSM Core Income (formerly named PL Income Fund)	0.50%
Pacific FundsSM Floating Rate Income	0.65%
Pacific FundsSM High Income	0.60%
Pacific FundsSM Short Duration Income	0.40%
Pacific FundsSM Strategic Income	0.60%
Pacific FundsSM Limited Duration High Income	0.65%
Pacific FundsSM Diversified Alternatives	0.20%
PF Floating Rate Loan	0.75%
PF Small-Cap Value Fund	0.75%
PF Main Street® Core Fund	0.45%
PF Emerging Markets Fund	0.80%
PF Small-Cap Growth Fund	0.60%
PF International Value Fund	0.65%
PF Large-Cap Value Fund	0.65%
PF Short Duration Bond Fund	0.40%
PF Growth Fund	0.55%
PF Mid-Cap Equity Fund	0.65%
PF Large-Cap Growth Fund	0.75%
PF International Large-Cap Fund	0.85%
PF Managed Bond Fund	0.40%
PF Inflation Managed Fund	0.40%
PF Comstock Fund	0.75%
PF Mid-Cap Growth Fund	0.70%

Schedule A to the Investment Advisory Agreement between Pacific Funds Series Trust and Pacific Life Fund Advisors LLC

PF Real Estate Fund	0.90%
PF Emerging Markets Debt Fund	0.785%
PF Currency Strategies Fund	0.65%
PF Global Absolute Return Fund	0.80%
PF International Small-Cap Fund	0.85%
PF Absolute Return Fund	0.80%
PF Equity Long/Short Fund	1.15%

Effective: April 27, 2015

IN WITNESS WHEREOF, the parties hereto have caused this Schedule to be executed by their officers designated below to be effective on the Effective Date written above.

PACIFIC LIFE FUND ADVISORS LLC

By:	/s/ Howard T. Hirakawa	By:	/s/ Laurene E. MacElwee
Name:	Howard T. Hirakawa	Name:	Laurene E. MacElwee
Title:	SVP, Fund Advisor Operations	Title:	VP & Assistant Secretary

PACIFIC FUNDS SERIES TRUST

By:	/s/ Howard T. Hirakawa	By:	/s/ Laurene E. MacElwee
Name:	Howard T. Hirakawa	Name:	Laurene E. MacElwee
Title:	Senior Vice President	Title:	VP & Assistant Secretary